Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 033-60973 on Form N-1A of our report dated September 23, 2015, relating to the financial statements and financial highlights of MSCI Consumer Discretionary Index ETF, MSCI Consumer Staples Index ETF, MSCI Energy Index ETF, MSCI Financials Index ETF, MSCI Health Care Index ETF, MSCI Industrials Index ETF, MSCI Information Technology Index ETF, MSCI Materials Index ETF, MSCI Real Estate Index ETF, MSCI Telecommunication Services Index ETF and MSCI Utilities Index ETF, each a fund of Fidelity Covington Trust, appearing in the Annual Report on Form N-CSR of Fidelity Covington Trust for the year ended July 31, 2015, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 23, 2015